EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gordon Samson, President and a director of Reperio Exploration Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the amended Quarterly Report on Form 10-QSB of Reperio Exploration Inc., for the period ended December 31 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Reperio Exploration Inc.

Dated: February 22, 2007

/s/ Gordon Samson
Gordon Samson
President & Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Reperio Exploration Inc. and will be retained by Reperio Exploration Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1081881.1